UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2025

INSULET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park

Acton, Massachusetts 01720

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On April 28, 2025, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) announced that, effective on April 28, 2025, the Board appointed Ashley McEvoy as President and Chief Executive Officer of the Company and as a member of the Board as a Class III Director. Ms. McEvoy succeeds James R. Hollingshead, who has agreed with the Board that his employment will cease effective as of April 28, 2025, and resigned from the Board. The Board and Mr. Hollingshead mutually agreed that now is the right time to implement this leadership transition. Mr. Hollingshead has entered into a consulting arrangement with the Company to facilitate a smooth transition.

Ashley McEvoy, age 54, is an experienced healthcare executive and Board member. From 1996 to 2023, she served in leadership roles of increasing responsibility at Johnson & Johnson, most recently as Executive Vice President and Worldwide Chairman of Johnson & Johnson’s MedTech business, an organization with 60,000 global employees and revenue of more than $30 billion. In that role, she accelerated revenue growth while expanding the business’s presence in higher growth markets and doubling the value of the business’s new product pipeline. Earlier in her tenure at Johnson & Johnson, she served as Company Group Chairman of Vision and Diabetes Care for six years, Worldwide President of Ethicon Inc. for three years, and President of McNeil Consumer Healthcare for three years, among other leadership roles. Since 2023, Ms. McEvoy has been a member of the Procter & Gamble Board of Directors, serving on the Compensation & Leadership Development and Innovation & Technology Committees. She previously served on the Board of Trustees for the Children’s Hospital of Philadelphia.

In connection with these transition matters, effective April 28, 2025, the Company entered into an offer letter with Ms. McEvoy (the “Offer Letter”), and a separation agreement with Mr. Hollingshead (the “Separation Agreement”), each of which were approved by the Board. The material terms of these agreements are described below. The Board also approved an amendment and restatement of the Company’s Executive Severance Plan, effective as of April 28, 2025 (as so amended and restated, the “Severance Plan”), as described below.

Offer Letter with Ms. McEvoy

Under the terms of the Offer Letter, in connection with her appointment as President and Chief Executive Officer, Ms. McEvoy will be granted new hire equity awards with a total target grant date value of $15,000,000, consisting of (i) a prorated annual equity award for fiscal year 2025 with a target aggregate grant date fair value of $10,000,000 and (ii) an employment inducement opportunity with a target aggregate grant date fair value of $5,000,000 (collectively, the “New Hire Awards”). The New Hire Awards will consist of 60% performance-based restricted stock units with the same terms and conditions as the 2025 annual PSU awards previously granted to other executives of the Company, 20% restricted stock units that vest ratably over three years and 20% stock options that vest ratably over four years. Ms. McEvoy’s annual base salary will be $1,150,000 and target annual bonus opportunity will be 130% of her annual base salary. Upon a termination of Ms. McEvoy’s employment without cause or for good reason, a prorated portion of the New Hire Awards granted as performance-based restricted stock units will remain outstanding and eligible to vest based on the actual level of achievement of the applicable performance goals and any then-unvested New Hire Awards granted in the form of restricted stock units and stock options will vest in full. Ms. McEvoy will also be eligible to receive annual equity awards from the Company commencing with fiscal year 2026. The annual awards granted in respect of fiscal year 2026 will have a total target grant date value of no less than $11,200,000 and will consist of 60% performance-based restricted stock units, 20% restricted stock units and 20% stock options. Ms. McEvoy will be eligible for severance and change in control benefits pursuant to, and subject to the terms of, the Severance Plan. Concurrently with entering into the Offer Letter and as a condition to Ms. McEvoy’s employment with the Company, Ms. McEvoy and the Company are entering into the Company Confidentiality, Non-Solicit, Non-Compete, and IP Assignment Agreement. The foregoing summary of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter, which is attached and filed herewith as Exhibit 10.1 and incorporated herein by reference.

Separation Agreement with Mr. Hollingshead

Under the terms of the Separation Agreement, Mr. Hollingshead’s employment as President and Chief Executive Officer of the Company was terminated without cause, and Mr. Hollingshead resigned from the Board, effective April 28, 2025. Pursuant to the Separation Agreement, Mr. Hollingshead will receive the compensation and benefits to which he is entitled under the Severance Plan and the offer letter by and between

Mr. Hollingshead and the Company dated as of May 4, 2022, including (i) a cash severance amount equal to two times Mr. Hollingshead’s annual base salary, to be paid in installments over 24 months, (ii) a cash amount equal to two times Mr. Hollingshead’s target annual incentive plan bonus, to be paid in installments over 24 months, (iii) a pro rata annual bonus payment for Mr. Hollingshead’s period of employment during the 2025 calendar year, (iv) vesting of Mr. Hollingshead’s 7,233 unvested sign-on restricted stock units, (v) Company payment of COBRA premium payments for up to 24 months and (y) outplacement services of up to $25,000. Mr. Hollingshead’s compensation and benefits under the Separation Agreement are conditioned upon his compliance with the terms of the Separation Agreement (including a general release of claims), the Severance Plan and the Company’s Confidentiality, Non-Solicit, Non-Compete, and IP Assignment Agreement previously executed by Mr. Hollingshead. Pursuant to the Separation Agreement, Mr. Hollingshead also agreed to provide consulting services to the Company for sixty days for a fee of $500 per hour. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which is attached and filed herewith as Exhibit 10.2 and incorporated herein by reference.

Amendment and Restatement of Executive Severance Plan

The amendment and restatement of the Severance Plan implemented a requirement that any termination, suspension, or amendment of the Severance Plan that is adverse to a participant, that is not made within the specified change in control protection period, and that is made without the participant’s prior written consent, must be approved by the Board and will not become effective until the first anniversary of the date that written notice of such termination, suspension, or amendment is first given to the participant. The other terms and conditions of the Severance Plan, including the severance benefit levels, were not modified by the amendment and restatement. The foregoing summary of the amendment and restatement of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan, which is attached and filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

On April 28, 2025, the Company issued a press release regarding certain of the matters described in Item 5.02, and announcing that it expects to exceed its previously provided first quarter revenue guidance and intends to raise guidance for the full year. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Ashley McEvoy and Insulet Corporation, dated April 28, 2025.

10.2	Separation Agreement between James R. Hollingshead and Insulet Corporation, dated April 28, 2025.

10.3	Amended and Restated Executive Severance Plan, dated April 28, 2025.

99.1	Press Release, dated April 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

April 28, 2025	By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President and General Counsel